EXHIBIT 99.2

SourceForge, Inc. Changes its Name to Geeknet, Inc.

MOUNTAIN VIEW, California, Nov. 4, 2009 – SourceForge, Inc. today announced that it has changed its name to Geeknet, Inc. (Nasdaq:  LNUX) to more accurately reflect the company’s business and the growing market it serves. The name change also supports the company’s intention to expand the reach of its online advertising services into new categories.

“Renaming the company Geeknet is the latest step in our rapid transformation,” said Scott L.  Kauffman, President & CEO of Geeknet. “Our new name is a more accurate articulation of our business. With Geeknet as our calling card on Madison Avenue, we are now able to clearly define the audience we serve and more effectively capture the business opportunity that we are addressing.”

The Geeknet network, which includes SourceForge, Slashdot, ThinkGeek and Ohloh, among others, serves a global community of more than 40 million geeks each month. These tech-savvy professionals and enthusiasts are affluent, well-educated and command significant spending power.

Kauffman continued, “The geek demographic is bigger than most people realize, and it is growing every day in both scope and influence. Its product appeal extends beyond servers and slide rules to include video games, soft drinks, automobiles, fast food, fashion, entertainment, consumer electronics and other goods. We call this phenomenon the ‘geekification’ of the world, and we believe that our network provides the best platform for advertisers to reach this highly coveted audience.”

To support the new brand, the company is immediately launching a series of programs to raise awareness of Geeknet.

About Geeknet

Geeknet is the online network for the global geek community. Our sites include SourceForge, Slashdot, ThinkGeek, Ohloh and freshmeat. We serve an audience of more than 40 million users* each month and provide the tech-obsessed with content, culture, connections, commerce, and all the things that geeks crave. Want to learn more? Check out geek.net.

 (*October 2009 Unique Visitors 42 M. Source: Google Analytics and Omniture)

Geeknet is a trademark of Geeknet, Inc.  SourceForge, Slashdot, ThinkGeek, Ohloh and freshmeat are registered trademarks of Geeknet, Inc. in the United States and other countries. All other trademarks or product names are the property of their respective owners.

EXHIBIT 99.2

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding the potential benefits of our corporate rebranding for us and advertisers interested in our target market, growth strategies and prospects for our online media and e-commerce businesses and our initiatives to raise awareness of our corporate rebranding. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: our ability to attract and retain qualified personnel; success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending, especially in light of current macroeconomic challenges and uncertainty; our effectiveness at planning and managing our e-commerce inventory; our ability to achieve and sustain higher levels of revenue; our ability to protect and defend our intellectual property rights; rapid technological and market change; unforeseen expenses that we may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors.  Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended July 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

CONTACT: Tracey Parry of Airfoil Public Relations, (650) 691-7302, geeknet@airfoilpr.com or Todd Friedman or Stacie Bosinoff, The Blueshirt Group, (415) 217-7722, ir@geek.net for Geeknet, Inc.